Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Nima Ghamsari, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Blend Labs, Inc. for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Blend Labs, Inc.

BLEND LABS, INC.

Date: March 31, 2022	By:	/s/ Nima Ghamsari
	Name:	Nima Ghamsari
	Title:	Head of Blend
(Principal Executive Officer)
I, Marc Greenberg, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Blend Labs, Inc. for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Blend Labs, Inc.

BLEND LABS, INC.

Date: March 31, 2022	By:	/s/ Marc Greenberg
	Name:	Marc Greenberg
	Title:	Head of Finance
(Principal Financial Officer)